UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported): October 18, 2006

Alesco Financial Inc.

(formerly Sunset Financial Resources, Inc.)

(Exact name of Registrant as specified in its charter)

Maryland	001-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(Address of principal executive offices) (Zip Code)

(215) 701-9555

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Election of Directors

On October 18, 2006, at a meeting (the “Board Meeting”) of the Company’s board of directors (the “Board”), the Board elected and appointed Marc Chayette as a new director of the Company to fill the remaining vacancy on the board of directors. On October 18, 2006, the Company issued a press release (the “Press Release”) announcing, among other things, the appointment of Mr. Chayette to the Board. The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Marc Chayette, age 56, is the President of Adelaide Productions, a film and television producer with twenty-five years of experience in production and distribution of French feature films. Mr. Chayette created Adelaide Productions in 1988 and has produced 8 feature films. He started producing for television at the request of TF1 and produced an award winning dramatic comedy about an illiterate woman’s determined quest to learn to read. Mr. Chayette has also been extremely active in co-producing documentary and feature films in African countries, helping African production companies to produce and distribute their cultural heritage. Before his career in production, Mr. Chayette created a chain of design furniture stores representing first Ligne Roset. The company still exists and is under contract with Roche Bobois.

The Company’s Board currently consists of the following nine directors: Rodney E. Bennett, Marc Chayette, Daniel G. Cohen, Thomas P. Costello, G. Steven Dawson, Jack Haraburda, James J. McEntee, III, Lance Ullom, and Charles W. Wolcott.

Appointment of Officers

At the Board Meeting, the Board appointed Daniel G. Cohen, the Company’s Chairman of the Board, as an executive officer. Additional information regarding Mr. Cohen was provided in the Company’s definitive merger proxy statement filed with the SEC on September 8, 2006 (the “Proxy Statement”), which is incorporated herein by reference.

The following persons are the Company’s current executive officers, holding the offices set out opposite their names:

Daniel G. Cohen	Chairman
James J. McEntee, III	President & Chief Executive Officer
John J. Longino	Chief Financial Officer & Treasurer
Shami J. Patel	Chief Operating Officer & Chief Investment Officer
Christian Carr	Chief Accounting Officer

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Indemnification Agreements

At the Board Meeting, the Company entered into standard indemnification agreements with each of its directors and officers listed under Item 5.02 above (the “Indemnification Agreements”). The Indemnification Agreements provide, among other things, that the Company will indemnify its directors and officers and grant them the right to advancement of expenses by the Company for their actions in their capacities as directors and/or officers of the Company, in each case to the fullest extent permitted by Maryland law. The Indemnification Agreements include standard exceptions for indemnification including, for example, where a director or officer’s act or omission was committed in bad faith or was the result of active and deliberate dishonesty. The form of the Indemnification Agreements is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Restatement of Code of Ethics

On October 18, 2006, the Company’s Code of Ethics for Senior Financial Officers and the Company’s Code of Business Conduct and Ethics were restated to consist of the Code of Business Conduct and Ethics (the “Code”). The Company restated the Code as part of its continuing evaluation of its corporate governance matters. The Code is attached hereto as Exhibit 14.1 and is posted on the Company’s website at www.alescofinancialtrust.com. The Code is incorporated herein by reference.

Item 8.01 Other Events.

Declaration of Dividend

At the Board Meeting, the Board declared a quarterly dividend of $0.28 per share of common stock. The dividend is payable on December 15, 2006 to the Company’s stockholders of record as of November 1, 2006. The Press Release announced the declaration of the dividend.

Appointment to Board Committees

At the Board Meeting, the Board appointed the following persons to the Board’s committees:

Audit Committee: Messrs. Costello (chairman), Ullom and Wolcott

Compensation Committee: Messrs. Bennett, Haraburda (chairman) and Ullom

Nominating & Corporate Governance Committee: Messrs. Chayette, Dawson (chair) and Haraburda

Item 9.01 Financial Statements and Exhibits.

10.1	Form of Indemnification Agreement
14.1	Code of Business Conduct and Ethics
99.1	Press Release dated October 18, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2006

ALESCO FINANCIAL INC.

By:	/s/ John J. Longino
John J. Longino
Chief Financial Officer